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EFFECTIVE AUGUST 23RD, 2004

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

September 16, 2004

Vicuron Pharmaceuticals Inc.

(Exact Name of Registrant As Specified in its Charter)

Delaware	000-31145	04-3278032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

455 South Gulph Road, Suite 305, King of Prussia, PA 19406

(Address of Principal Executive Offices) (Zip Code)

(610) 205-2300

(Registrant’s telephone number, including area code)

not applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Election of Director.

On September 16, 2004, the Board of Directors of Vicuron Pharmaceuticals Inc. (the ”Company”) appointed Cheryl A. Wenzinger to serve on the Company’s Board of Directors and as Chair of the Company’s Audit Committee. In addition, the Company’s Board of Directors approved (i) the payment to Ms. Wenzinger of (a) an annual fee of $35,000 for service as a member of the Board of Directors and (b) an annual fee of $15,000 for her service as Chair of the Company’s Audit Committee, and (ii) the grant to Ms. Wenzinger of (a) options to purchase 20,000 shares of common stock to be awarded at the Company’s 2004 Annual Meeting of its stockholders and (b) options to purchase 5,000 shares of common stock to be awarded each October thereafter, provided Ms. Wenzinger remains on the Board.

Ms. Wenzinger was not selected as a director pursuant to any arrangement or understanding between Ms. Wenzinger and any other person.

On September 17, 2004, the Company issued a press release announcing the appointment of Ms. Wenzinger as a member of the Company’s Board of Directors and as Chair of the Company’s Audit Committee. A copy of the September 17, 2004 press release is attached as Exhibit 99.1 to this Form 8-K.

The exhibit listed on the Exhibit Index (following this Report’s signature page) is furnished with this Report.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release of Vicuron Pharmaceuticals Inc. dated September 17, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICURON PHARMACEUTICALS INC. (Registrant)

Date: September 17, 2004	By:	/s/ George F. Horner III
George F. Horner III
President and Chief Executive Officer

EXHIBIT INDEX

Pursuant to Item 601(a)(2) of Regulation S-K, this exhibit index immediately precedes the exhibit.

Exhibit No.	Description
99.1	Press release of Vicuron Pharmaceuticals Inc. dated September 17, 2004, announcing the appointment of Cheryl A. Wenzinger as a member of the Company’s Board of Directors and as Chair of the Company’s Audit Committee.